Exhibit 10.2

Execution Version

COLLATERAL AGREEMENT

dated as of November 18, 2015

by and among

STAMPS.COM INC.,
and certain of its Subsidiaries,

as Grantors,

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

i

TABLE OF CONTENTS
(continued)

ii

SCHEDULES:

Schedule 2.1	Closing Date Jointly Owned Intellectual Property
Schedule 3.6	Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office and other Locations
Schedule 3.9	Commercial Tort Claims
Schedule 3.10	Deposit Accounts and Securities Accounts
Schedule 3.11	Intellectual Property
Schedule 3.13	Investment Property and Partnership/LLC Interests
Schedule 3.14	Instruments
Schedule 3.15	Government Contracts

iii

This COLLATERAL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of November 18, 2015, by and among STAMPS.COM INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower as identified on the signature pages hereto and any Additional Grantor (as defined below) who may become party to this Agreement (such Subsidiaries and Additional Grantors, collectively with the Borrower, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties.

STATEMENT OF PURPOSE

Pursuant to the Credit Agreement dated as of the date hereof by and among the Borrower, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.

Pursuant to the terms of the Guaranty Agreement of even date herewith, the Borrower and certain Subsidiaries of the Borrower who are parties hereto have guaranteed the payment and performance of the Secured Obligations.

It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I
 DEFINED TERMS

SECTION 1.1  Terms Defined in the Uniform Commercial Code.

(a)          The following terms when used in this Agreement shall have the meanings assigned to them in the UCC as in effect from time to time:  “Accession”, “Account”, “Account Debtor”, “As-Extracted Collateral”, “Authenticate”, “Certificated Security”, “Chattel Paper”; “Commercial Tort Claim”, “Consumer Goods”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Farm Products”, “Fixtures”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Company Security”, “Investment Property”, “Letter-of-Credit Rights”, “Manufactured Home”, “Proceeds”, “Record”, “Registered Organization”, “Securities Account”, “Securities Intermediary”, “Security”, “Supporting Obligation”, “Tangible Chattel Paper”, “Transmitting Utility” and “Uncertificated Security”.

(b)         Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.

(c)          If any term used herein has a meaning assigned to it in the UCC and such term is defined in Article 9 of the UCC differently than how such term is defined in another Article of the UCC such term shall have the meaning assigned thereto in Article 9 of the UCC.

SECTION 1.2    Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each Subsidiary of the Borrower that hereafter becomes a Grantor pursuant to Section 7.17, (as required pursuant to Section 8.14(a) of the Credit Agreement).

“Administrative Agent” has the meaning assigned thereto in the Preamble to this Agreement.

“Agreement” has the meaning assigned thereto in the Preamble to this Agreement.

“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15 and 31 U.S.C. Section 3727), including all regulations promulgated thereunder or any similar or analogous laws.

“Borrower” has the meaning assigned thereto in the Preamble to this Agreement.

“Collateral” has the meaning assigned thereto in Section 2.1.

“Collateral Account” has the meaning assigned thereto in Section 5.2(b)(iii).

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Controlled Depositary” has the meaning assigned thereto in Section 4.6.

“Controlled Intermediary” has the meaning assigned thereto in Section 4.6.

“Copyright License” means any agreement now or hereafter in existence naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3.11, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means, collectively, all of the following of any Grantor: (a) all copyrights, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule 3.11 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Credit Agreement” has the meaning assigned thereto in the Statement of Purpose to this Agreement.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance satisfactory to the Administrative Agent.

“Excess Collateral” has the meaning assigned thereto in Section 4.6.

“Excluded Property” has the meaning assigned thereto in Section 2.1.

“Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as Account Debtor, to any Grantor, including, without limitation, any contracts between Grantor and the United States Postal Service.

“Grantors” has the meaning assigned thereto in the Preamble of this Agreement.

“Intellectual Property” means, collectively, all of the following of any Grantor: (a)  all systems software and applications software, all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (b) concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development, (c) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (d) other licenses to use any of the items described in the foregoing clauses (a), (b), and (c).

“Issuer” means any issuer of any Investment Property or Partnership/LLC Interests (including, without limitation, any Issuer as defined in the UCC).

“Partnership/LLC Agreement” has the meaning assigned thereto in Section 2.2.

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership interest, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement, membership agreement, limited liability company agreement or operating agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

“Patent License” means any agreement now or hereafter in existence providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.11.

“Patents” means collectively, all of the following of any Grantor: (a) all patents, all inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.11, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.  For the avoidance of doubt, the definition of “Patents” shall exclude any invalidated Patents so long as such Patents remain fully invalidated and are not reinstated.

“Related Patents” for each identified patent or patent application means: (a) all continuations, continuations-in-part and divisional, reissue, reexamination and priority patents and patent applications (including all continuations, continuations-in-part and divisional, reissue, reexamination of such priority patents and patent applications), patents of addition and utility models; and (b) all foreign counterpart or parallel patents and patent applications, including those that would have been counterparts if timely filed, of all of the foregoing patents, patent applications and utility models, in each case (a) and (b) solely to the extent they have the same joint ownership as the identified patent or patent application.

“Restricted Securities Collateral” has the meaning assigned thereto in Section 5.3.

“Securities Act” means the Securities Act of 1933, including all regulations promulgated thereunder.

“Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for any of the Secured Obligations pursuant to the provisions of any Loan Document.

“Specified Deposit Account” means, collectively, (a) Deposit Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees and (b) so long as no Default or Event of Default has occurred and is continuing, Deposit Accounts with amounts on deposit that, when aggregated with the amounts on deposit in all other Deposit Accounts for which control agreements have not been obtained (other than those specified in clause (a)), do not exceed $250,000 at any time.

“Specified Investment Property” means, collectively, (a) Securities Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees and (b) so long as no Default or Event of Default has occurred and is continuing, Securities Accounts with amounts or investments on deposit that, when aggregated with the amounts on deposit in all other Securities Accounts for which control agreements have not been obtained (other than those specified in clause (a)), do not exceed $250,000 at any time.

“Trademark License” means any agreement now or hereafter in existence providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.11.

“Trademarks” means, collectively, all of the following of any Grantor: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under Applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, including, without limitation, those listed on Schedule 3.11, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for the purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under any Applicable Law and which cannot be perfected under such Applicable Law unless the applicable security interest is noted on the face of the applicable certificate of title, and all tires and all other appurtenances to any of the foregoing.  For the avoidance of doubt, the term Vehicle shall exclude Vessels.

“Vessel” means any watercraft or artificial contrivance used, or capable of being used, as a means of transportation on water (including any “documented vessel” as defined in 46 U.S.C. Section 106) or similar asset that is covered by a certificate of title under any Applicable Law and which cannot be perfected solely by a financing statement filed pursuant to the UCC and is not a Vehicle.

SECTION 1.3    Other Definitional Provisions.

(a)          Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.

(b)          The terms of Sections 1.2, 1.6, 1.7 and 12.14 of the Credit Agreement are incorporated herein by reference as if fully set forth herein; provided that references therein to “Agreement” shall mean this Agreement.

(c)          Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II
SECURITY INTEREST

SECTION 2.1   Grant of Security Interest.  Each Grantor hereby grants and pledges to the Administrative Agent, for the benefit of itself and the other Secured Parties, a continuing security interest in, all of such Grantor’s right, title and interest in the following property and such Grantor’s power to transfer rights in such property, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, or the power to transfer rights therein, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)          all Accounts;

(b)          all cash and currency;

(c)          all Chattel Paper;

(d)          all Commercial Tort Claims identified on Schedule 3.9;

(e)          all Deposit Accounts;

(f)           all Documents;

(g)          all Equipment;

(h)          all Fixtures;

(i)            all General Intangibles;

(j)            all Instruments;

(k)          all Intellectual Property;

(l)           all Inventory;

(m)         all Investment Property;

(n)          all Letter-of-Credit Rights;

(o)          all Vehicles;

(p)          all other Goods not otherwise described above;

(q)          all books and records pertaining to the Collateral; and

(r)           to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Accessions to any of the foregoing and all collateral security and Supporting Obligations given by any Person with respect to any of the foregoing;

provided that the Security Interests shall not extend to, and the term “Collateral” shall not include any of the following (collectively, the “Excluded Property”):

(i)           any Security Interest on any Equity Interests or other ownership interests issued by any First Tier Foreign Subsidiary that is entitled to vote in the election of the board of directors (or equivalent governing body) of such Foreign Subsidiary in excess of sixty-five percent (65%) of all issued and outstanding shares of all classes of such Equity Interests or other ownership interests of such Foreign Subsidiary, unless the pledge of a greater percentage of such Equity Interests or other ownership interest would not, at the applicable time of determination, result in a material adverse federal income tax consequence to the Borrower (it being understood that this clause (i) shall not limit the Security Interest on any Equity Interests or other ownership interests issued by such Foreign Subsidiary that is not entitled to vote in the election of the board of directors (or equivalent governing body) of such Foreign Subsidiary);

(ii)          any obligation or property of any kind due from, owed by or belonging to any Sanctioned Person;

(iii)         any asset for which the granting of a security interest would be prohibited by an enforceable provision of Applicable Law;

(iv)         any lease, instrument, contract or agreement of or with any Grantor to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under Applicable Law (including the UCC), (y) with respect to any Government Contract, such prohibition is conditioned solely upon compliance with the Assignment of Claims Act (or analogous state Applicable Law) or (z) consent to such security interest has been obtained from any applicable third party; provided that (1) this clause (iv) shall not affect, limit, restrict or impair the grant by any Grantor of a Security Interest in any corresponding Account or any corresponding money or other amounts due and payable to any Grantor or to become due and payable to any Grantor under any such lease, instrument, contract or agreement unless such security interest in such corresponding Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such corresponding Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under Applicable Law (including the UCC), (y) with respect to any Account arising from a Government Contract, such prohibition is conditioned solely upon compliance with the Assignment of Claims Act (or analogous state Applicable Law) or (z) consent to such security interest has been obtained from any applicable third party; and (2) the Security Interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in any corresponding Account, money, or other amounts due and payable to any Grantor at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party;

(v)          any assets of any Grantor financed by purchase money Indebtedness or Capital Leases permitted pursuant to Section 9.1(d) of the Credit Agreement, but only to the extent that the documentation governing such Indebtedness (or any Permitted Lien securing such Indebtedness) validly prohibits, pursuant to a contractual requirement permitted by Section 9.10 of the Credit Agreement, the creation by such Grantor of a security interest or Lien thereon or requires the consent of any Person, other than a Grantor and its Affiliates, as a condition to the creation of any other security interest or Lien on such property or if such contract or other agreement would be breached or give any party (other than a Grantor or an Affiliate of a Grantor) the right to terminate it as a result of creation of such security interest or Lien;

(vi)         any United States federal “intent to use” trademark applications to the extent that, and solely during the period that, the grant of a security interest therein would impair the validity or enforceability or render void or result in the cancellation of, any registration issued as a result of such “intent to use” trademark application under Applicable Law; provided that upon the submission and acceptance by the United States Patent and Trademark Office of an amendment to allege or a verified statement of use pursuant to 15 U.S.C. Section 1060, such “intent to use” trademark application shall constitute Collateral;

(vii)       any asset for which the Administrative Agent and the Borrower agree in writing that the cost of obtaining a security interest in such asset is excessive in relation to the value of afforded to the Secured Parties by obtaining a security interest in such asset;

(viii)      Vehicles or other assets that are subject to certificate of title, except to the extent perfection of a security interest therein may be accomplished by filing of a financing statement;

(ix)         those certain patents and patent applications identified on Schedule 2.1 hereto so long as such patents and patent applications are jointly owned with the third parties identified on such Schedule, and all Related Patents (the “Closing Date Jointly Owned Intellectual Property”); and

(x)           any registered Intellectual Property jointly owned by a Grantor and a third party (“Jointly Owned Intellectual Property”) acquired after the Closing Date in connection with a Permitted Acquisition or other Acquisition permitted by the Credit Agreement so long as such Jointly Owned Intellectual Property remains jointly owned, except to the extent there exists a written agreement between the Grantor and such third party authorizing Grantor to grant or pledge a security interest in all or a part of Grantor’s right, title or interest in such Jointly Owned Intellectual Property or such Jointly Owned Intellectual Property at any time becomes owned solely by such Grantor; provided that to the extent no such authority exists, Grantor shall use its best efforts to obtain from such third party its consent to allow Grantor the right to grant or pledge a security interest to Administrative Agent, for the benefit of itself and the other Secured Parties, in all or part of Grantor’s right, title or interest in such Jointly Owned Intellectual Property.  To the extent Grantor is unable to grant or pledge a security interest in all or a part of Grantor’s right, title or interest in any Jointly Owned Intellectual Property, such Intellectual Property shall be referred to herein as “Excluded Jointly Owned Intellectual Property”.

Notwithstanding the foregoing, the Excluded Property shall not include the Proceeds, products, substitutions or replacements of any Excluded Property (except to the extent that such Proceeds, products, substitutions or replacements shall themselves constitute Excluded Property).  In addition, to the extent that any assets or property constitute Excluded Property due to the failure of a Grantor to obtain consent to the Security Interest in such asset or property, such Grantor shall use its commercially reasonable efforts to obtain such consent, and, upon obtaining such consent, such asset or property shall cease to be Excluded Property and shall be included in the Collateral. In the event that any Excluded Property ceases to constitute Excluded Property, then immediately upon such property ceasing to constitute Excluded Property for any reason, such property shall be deemed at all times from and after the date hereof to constitute Collateral without any further action hereunder.

Notwithstanding the foregoing, (i) the payment and performance of the Secured Obligations shall not be secured by any Hedge Agreement between any Grantor and any Secured Party and (ii) this Agreement shall not to be construed as an assignment of any Intellectual Property.

SECTION 2.2      Partnership/LLC Interests.  Subject to Section 7.16 and Section 5.2(c), each limited liability company agreement, operating agreement, membership agreement, partnership agreement or similar agreement relating to any Partnership/LLC Interests included in the Collateral (a “Partnership/LLC Agreement”) shall be amended in a manner satisfactory to the Administrative Agent to the extent necessary to permit each member, manager and partner that is a Grantor to pledge all of the Partnership/LLC Interests in which such Grantor has rights to, and grant and collaterally assign to, the Secured Parties a lien and security interest in its Partnership/LLC Interests in which such Grantor has rights without any further consent, approval or action by any other party, including, without limitation, any other party to any Partnership/LLC Agreement or otherwise, with the effect that, upon the occurrence and during the continuance of an Event of Default, the Secured Parties or their respective designees shall have the right (but not the obligation) to be substituted for the applicable Grantor as a member, manager or partner under the applicable Partnership/LLC Agreement and the Secured Parties shall have all rights, powers and benefits of such Grantor as a member, manager or partner, as applicable, under such Partnership/LLC Agreement (which for the avoidance of doubt, such rights, powers and benefits of a substituted member shall include all voting and other rights and not merely the rights of an economic interest holder).

SECTION 2.3      Grantors Remain Liable.  Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) the Administrative Agent and each other Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, and shall not be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any other Secured Party shall have any liability in contract or tort for any Grantor’s acts or omissions.

SECTION 2.4      Security Interest Absolute.

(a)          All rights of the Administrative Agent and the other Secured Parties and the Liens and Security Interests hereunder, and all of the Secured Obligations of the Grantors hereunder, shall be absolute and unconditional, irrespective of, and unaffected by:

(i)           the genuineness, legality, validity, regularity, enforceability or any future amendment or modification of, or change in, or supplement to, the Credit Agreement, any other Loan Document, any Hedge Agreement, any Cash Management Agreement or any other agreement, document or instrument to which the Borrower, any Subsidiary Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party (including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise);

(ii)          any extension or waiver of the time for performance by any Grantor or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document, a Cash Management Agreement or a Hedge Agreement, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(iii)          the taking and holding of security or collateral for the payment of the Secured Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the other Secured Parties have been granted a Lien, to secure any Indebtedness of any Grantor or any other guarantor to the Administrative Agent or the other Secured Parties;

(iv)         the release of anyone who may be liable in any manner for the payment of any amounts owed by any Grantor to the Administrative Agent or any other Secured Party;

(v)          any action under or in respect of the Credit Agreement, any other Loan Document, any Cash Management Agreement or any Hedge Agreement in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges (including any manner of sale, disposition or any application of any sums by whomever paid or however realized to any Secured Obligations owing by any Grantor to the Administrative Agent or any other Secured Party in such manner as the Administrative Agent or any other Secured Party shall determine in its reasonable discretion);

(vi)         the absence of any action to enforce this Agreement, any other Loan Document, any Cash Management Agreement or Hedge Agreement or the waiver or consent by the Administrative Agent or any other Secured Party with respect to any of the provisions of this Agreement, the Credit Agreement, any other Loan Document, any Cash Management Agreement or Hedge Agreement;

(vii)        the existence, value or condition of, or failure to perfect its Lien against, any Collateral or any other security for or guaranty of the Secured Obligations or any action, or the absence of any action, by the Administrative Agent or any other Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); and

(viii)       any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(b)          Each Grantor represents, warrants and agrees that the Secured Obligations and its obligations under this Agreement and the other Loan Documents to which it is a party are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment or performance) against the Administrative Agent, the other Secured Parties or any other Grantor whether now existing or which may arise in the future.

(c)          Each Grantor hereby agrees and acknowledges that the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement, and all dealings among any of the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Secured Parties to make their respective Extensions of Credit to, and/or to enter into Secured Cash Management Agreements and/or Secured Hedge Agreements with, as applicable, to the Borrower or any other Credit Party (as the case may be), each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

SECTION 3.1      Organization; Power; Qualification.  Such Grantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own, lease and operate its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified, authorized to do business and in good standing in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization, except in jurisdictions where the failure to be so qualified, authorized or in good standing could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.2      Authorization of Agreement; Compliance with Laws; Non Contravention.  Such Grantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly executed and delivered by the duly authorized officers of such Grantor and this Agreement constitutes the legal, valid and binding obligation of such Grantor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect that affect the enforcement of creditors’ rights in general and the availability of equitable remedies and requirements of reasonableness, good faith and fair dealing.  The execution, delivery and performance by the Grantors of this Agreement and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval (other than a Governmental Approval that has been previously obtained and remains in full force and effect) or violate any Applicable Law, (b) conflict with, result in a breach of, or constitute a default under, the articles of incorporation, bylaws or other organizational documents of any Grantor, (c) conflict with, result in a breach of, or constitute a default under, any indenture, agreement or other instrument (including, without limitation, any Material Contract) to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation or imposition of any Lien, upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens.

SECTION 3.3      Governmental Approvals.  No consent or authorization of, filing with, or other act, in respect of an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery or performance by, or enforcement against, any Grantor or any Issuer of this Agreement, except (a) as may be required by Applicable Law affecting the offering and sale of securities generally, (b) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, (c) filings under the UCC and/or the Assignment of Claims Act, (d) as may be required with respect to Vehicles registered under a certificate of title, (e) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect and (f) Mortgage filings with the applicable county recording office or register of deeds.

SECTION 3.4      Perfected First Priority Liens.  The Security Interests granted pursuant to this Agreement constitute valid and enforceable security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 3.5      Title, No Other Liens; Conduct of Business.  Except for the Security Interests, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens.  No Grantor has Authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens.  Except to the extent permitted by Section 4.6, no Collateral is in the possession of, or subject to Control by, any Person asserting any claim thereto or security interest therein, except that (a) the Administrative Agent, or its designee, may have possession or Control as contemplated hereby and (b) a depositary bank may, to the extent constituting a Permitted Lien, have Control of a Deposit Account owned by a Grantor at such depositary bank; provided that, in the case of a Deposit Account that is not a Specified Deposit Account, such depositary bank agrees to subordinate its Liens in such Deposit Account to the Security Interests.  Each Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

SECTION 3.6      State of Organization; Location of Inventory, Equipment and Fixtures; other Information.

(a)          The exact legal name of such Grantor is set forth on Schedule 3.6 (as such schedule shall be updated from time to time pursuant to Section 4.3).

(b)          Such Grantor is a Registered Organization organized under the laws of the jurisdiction identified on Schedule 3.6 under such Grantor’s name (as such schedule shall be updated from time to time pursuant to Section 4.3) and such Grantor is not a Transmitting Utility.  The taxpayer identification number and, to the extent applicable, Registered Organization number of such Grantor is set forth on Schedule 3.6 under such Grantor’s name (as such schedule shall be updated from time to time pursuant to Section 4.3).

(c)          All Collateral consisting of Inventory, Equipment and Fixtures (whether now owned or hereafter acquired) is (or will be) located at the locations specified on Schedule 3.6 (as such schedule shall be updated from time to time pursuant to Sectoin 4.3), except as otherwise permitted hereunder.

(d)          The mailing address, principal place of business, chief executive office and office where such Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest is located at the locations specified on Schedule 3.6 under such Grantor’s name (as such schedule shall be updated from time to time pursuant to Section 4.3).  As of the Closing Date, no Grantor has any other places of business except those separately set forth on Schedule 3.6 under such Grantor’s name.  As of the Closing Date, except as disclosed on Schedule 3.6 under such Grantor’s name, no Grantor has acquired assets from any Person, other than assets acquired in the ordinary course of such Grantor’s business from a Person engaged in the business of selling goods of such kind, during the past five years.

SECTION 3.7      Accounts; Receivables.  Each existing Account constitutes, and each hereafter arising Account will, when such Account arises, constitute, the legally valid and binding obligation of the Account Debtor, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to materially adversely affect the value or collectability of the Accounts included in the Collateral, taken as a whole.  No Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent’s rights in the Accounts included in the Collateral, or otherwise, except for defenses, setoffs, claims or counterclaims that could not reasonably be expected, individually or in the aggregate, to materially adversely affect the value or collectability of the Accounts included in the Collateral, taken as a whole.  None of the Grantors’ accounts receivables are, nor will any hereafter arising account receivable be, evidenced by a promissory note or other Instrument (other than a check) that has not been pledged to the Administrative Agent in accordance with the terms hereof.

SECTION 3.8      Chattel Paper.  As of the date hereof, no Grantor holds any Chattel Paper in the ordinary course of its business.

SECTION 3.9      Commercial Tort Claims.  As of the date hereof, all Commercial Tort Claims owned by any Grantor are listed on Schedule 3.9.

SECTION 3.10  Deposit Accounts and Securities Accounts.  As of the date hereof, all Deposit Accounts (including, without limitation, cash management accounts that are Deposit Accounts and all Specified Deposit Accounts), Securities Accounts (including, without limitation, cash management accounts that are Securities Accounts and all Specified Investment Property) and lockboxes are listed on Schedule 3.10.

SECTION 3.11  Intellectual Property.

(a)          As of the date hereof, all Copyright registrations, Copyright applications, issued Patents, Patent applications, Trademark registrations and Trademark applications owned by any Grantor in its own name are listed on Schedule 3.11 (other than (i) jointly owned intellectual property set forth on Schedule 2.1 and (ii) any unpublished Patent applications).  Any updates to Schedule 3.11 shall exclude any Excluded Jointly Owned Intellectual Property.

(b)          Except as set forth in Schedule 3.11 on the date hereof (as such schedule shall be updated from time to time pursuant to Section 4.9(c)), none of the Intellectual Property owned by any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, except as could not reasonably be expected to have a material adverse effect on the value of such Intellectual Property.

SECTION 3.12   Inventory.  Except as could not reasonably be expected to have a Material Adverse Effect, Collateral consisting of Inventory is of good and merchantable quality, free from any material defects.  To the knowledge of such Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to manufacture and/or sell such Inventory.  The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.

SECTION 3.13   Investment Property; Partnership/LLC Interests.

(a)          As of the date hereof, all Investment Property and all Partnership/LLC Interests owned by any Grantor are listed on Schedule 3.13.

(b)          All Investment Property and all Partnership/LLC Interests issued by any Issuer to any Grantor and included in the Collateral (i) have been duly and validly issued and, if applicable, are fully paid and non-assessable, (ii) are beneficially owned as of record by such Grantor and (iii) constitute all the issued and outstanding shares of all classes of Equity Interests or Partnership/LLC Interests of such Issuer issued to such Grantor.

(c)          None of the Partnership/LLC Interests (i) are dealt in or traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the UCC, (iii) are Investment Company Securities or (iv) are held in a Securities Account.

(d)          No consent, approval or action by any other party, including, without limitation, any other party to any Partnership/LLC Agreement included in the Collateral, shall be necessary to permit the Secured Parties to be substituted as a member, manager or partner thereunder and to receive the benefits of all rights of a member, manager or partner thereunder (including, without limitation, all voting rights and rights of an economic interest holder) in the exercise of their rights and remedies hereunder except for consents, approvals or actions that have been obtained, or taken, and are in full force and effect.

SECTION 3.14   Instruments.  Except as set forth on Schedule 3.14, as of the date hereof, no Grantor holds any Instrument or is named a payee of any promissory note or other evidence of indebtedness.

SECTION 3.15   Government Contracts.  Except as set forth on Schedule 3.15, as of the date hereof, no Grantor is party to any contract with a Governmental Authority under which such Governmental Authority, as Account Debtor, owes a monetary obligation to any Grantor under any Account in an amount in excess of $250,000 at any time outstanding.

SECTION 3.16   Various Asset Types.  None of the Collateral constitutes, or is the proceeds of, (a) an aircraft, airframe, aircraft engine or related property, (b) an aircraft leasehold interest, (c) Consumer Goods, (d) As-Extracted Collateral, (e) Farm Products, (f) a Manufactured Home, (g) standing timber or timber to be cut, (h) Vessels, (i) railroad cars, locomotives, other rolling stock, accessories used on such railroad cars, locomotives or other rolling stock (such as superstructures and racks) or other assets of the type that would be subject to the filing requirements of 49 U.S.C.  Section 11301 or (j) any other interest in or to any of the foregoing.

ARTICLE IV
COVENANTS

Until the Obligations (other than contingent indemnity obligations not yet due) shall have been paid in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 7.2, each Grantor covenants and agrees that:

SECTION 4.1    Maintenance of Perfected Security Interest; Further Information.

(a)          Such Grantor shall (i) maintain the Security Interest created by this Agreement as a first priority perfected Security Interest (subject only to Permitted Liens) and (ii) defend such Security Interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Liens).

(b)          Such Grantor will furnish to the Administrative Agent upon the reasonable request of the Administrative Agent, from time to time not to exceed one time per year unless an Event of Default has occurred and is continuing (other than as specifically required elsewhere herein), statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent or such Lender may reasonably request, all in reasonable detail.

SECTION 4.2    Maintenance of Insurance.  Such Grantor shall maintain insurance covering the Collateral in accordance with the provisions of Section 8.6 of the Credit Agreement.

SECTION 4.3    Changes in Locations; Changes in Name or Structure.  No Grantor will, except upon thirty (30) days’ prior written notice to the Administrative Agent (which time period may be reduced by the Administrative Agent in its sole discretion by written notice to such Grantor) and delivery to the Administrative Agent of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and (b) a written supplement to the applicable Schedules of this Agreement:

(i)       permit any Deposit Account (other than Specified Deposit Accounts) described on Schedule 3.10 to be closed or maintained with any other depositary bank;

(ii)          permit any Investment Property (other than (A) Certificated Securities delivered to the Administrative Agent pursuant to Section 4.5 and (B) Specified Investment Property) to be held by a Securities Intermediary other than the Securities Intermediary that held such Investment Property as of the date hereof as set forth on Schedule 3.13;

(iii)        change its jurisdiction of organization or the location of its chief executive office or principal place of business (or the location where any Grantor maintains its books and records relating to Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest) from that identified on Schedule 3.6; or

(iv)        change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading under the UCC.

SECTION 4.4    Required Notifications.  Such Grantor shall promptly (a) notify the Administrative Agent, in writing, of: (i) any Lien (other than the Security Interests or Permitted Liens) on any of the Collateral that would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, (ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Security Interests, (iii) any Collateral which, to the knowledge of such Grantor, constitutes “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System, excluding such Collateral existing on the date hereof and replacements or substitutions thereof, and (iv) the acquisition or ownership by such Grantor of any (A) Commercial Tort Claim held by a Grantor in excess of $1,000,000 individually, or $2,000,000 in the aggregate, (B) Deposit Account (other than Specified Deposit Accounts), or (C) Investment Property (other than Specified Investment Property) after the date hereof and (b) solely in the case of an event described in clause (iv) of subsection (a) of this Section, deliver to the Administrative Agent a written supplement to the applicable Schedules of this Agreement.

SECTION 4.5    Delivery Covenants.  Such Grantor will deliver and pledge to the Administrative Agent, for the benefit of the Secured Parties, all (a) Certificated Securities (other than those Certificated Securities evidencing Specified Investment Property), (b) Partnership/LLC Interests evidenced by a certificate, (c) negotiable Documents having a face amount in excess of $250,000 individually, (d) Instruments having a face amount in excess of $250,000 individually, (e) Tangible Chattel Paper having a face amount in excess of $250,000 individually owned or held by such Grantor, in each case, together with an Effective Endorsement and Assignment and (f) Supporting Obligations, as applicable, unless, in each case, such delivery and pledge has been waived in writing by the Administrative Agent.

SECTION 4.6    Control Covenants; Covenants as to Third Parties.

(a)          Such Grantor shall instruct (and otherwise use its commercially reasonable efforts) to cause (i) each depositary bank (other than the Administrative Agent) holding a Deposit Account (other than Specified Deposit Accounts) owned by such Grantor and (ii) each Securities Intermediary holding any Investment Property (other than Specified Investment Property) owned by such Grantor, to execute and deliver a control agreement, sufficient to provide the Administrative Agent with Control of such Deposit Account or Investment Property and otherwise in form and substance reasonably satisfactory to the Administrative Agent (any such depositary bank executing and delivering any such control agreement, a “Controlled Depositary”, and any such Securities Intermediary executing and delivering any such control agreement, a “Controlled Intermediary”).  In the event any such depositary bank or Securities Intermediary refuses to execute and deliver such control agreement, the Administrative Agent, in its sole discretion, may require the applicable Deposit Account and Investment Property to be transferred to the Administrative Agent or a Controlled Depositary or Controlled Intermediary, as applicable.  Subject to Section 8.18 of the Credit Agreement, after the date hereof, all Deposit Accounts (other than Specified Deposit Accounts) and all Investment Property (other than Specified Investment Property) will be maintained with the Administrative Agent or with a Controlled Depositary or a Controlled Intermediary, as applicable.

(b)          Upon the request of the Administrative Agent, such Grantor will take such actions and deliver all such agreements as are reasonably requested by the Administrative Agent to provide the Administrative Agent with Control of all Letter-of-Credit Rights and Electronic Chattel Paper owned or held by such Grantor and included in the Collateral, including, without limitation, with respect to any such Electronic Chattel Paper, by having the Administrative Agent identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof.

(c)          If any Collateral (other than Collateral specifically subject to the provisions of Section 4.6(a) and Section 4.6(b)) with an aggregate value in excess of $250,000 (such Collateral exceeding such amount, the “Excess Collateral”) is at any time in the possession or control of any single consignee, warehouseman, bailee (other than a carrier transporting Inventory to a purchaser in the ordinary course of business), processor, landlord or any other third party, such Grantor shall notify in writing such Person of the Security Interests created hereby, shall use its commercially reasonable efforts to obtain such Person’s acknowledgment in writing to hold all such Collateral for the benefit of the Administrative Agent subject to the Administrative Agent’s instructions, and shall cause such Person to issue and deliver to the Administrative Agent warehouse receipts, bills of lading, landlord waivers or any similar documents relating to such Collateral, together with an Effective Endorsement and Assignment; provided that if such Grantor is not able to obtain such agreement and cause the delivery of such items, the Administrative Agent, in its sole discretion, may require such Excess Collateral to be moved to another location specified thereby.

(d)          Such Grantor shall perfect and protect such Grantor’s ownership interests in all Inventory stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required by the UCC to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such inventory as a first priority purchase money security interest under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise.  All such financing statements filed pursuant to this Section 4.6(d) shall be assigned to the Administrative Agent, for the benefit of the Secured Parties.

SECTION 4.7    Filing Covenants.  Pursuant to Section 9-509 of the UCC and any other Applicable Law, such Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the Administrative Agent under this Agreement.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property.”  Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Such Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by the Administrative Agent prior to the date of this Agreement.

SECTION 4.8    Accounts.

(a)          Other than in the ordinary course of business consistent with its past practice, no Grantor will (i) amend, supplement, modify, extend, compromise, settle, credit or discount any Account or (ii) release, wholly or partially, any Account Debtor, except where such extension, compromise, settlement, release, credit, discount, amendment, supplement or modification could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the value of the Accounts, taken as a whole.

(b)          Such Grantor will deliver to the Administrative Agent a copy of any material demand, notice or document received by it that reasonably questions or calls into doubt the validity or enforceability or the value of any material Account.

(c)          At any time and from time to time not to exceed one time per year unless an Event of Default has occurred and is continuing, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

SECTION 4.9    Intellectual Property.

(a)          Except as could not reasonably be expected to have a material adverse effect on the value of the Intellectual Property, taken as a whole, such Grantor (either itself or through licensees) (i) will use each registered Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) will not (and will not permit any licensee or sub-licensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way, (iii) will not do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, and (iv) will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(b)          Within thirty (30) calendar days (which time period may be extended by the Administrative Agent in its sole discretion by written notice to such Grantor) after the last day of each fiscal quarter, such Grantor will notify the Administrative Agent promptly if it knows, or has reason to know, that any registration relating to any Intellectual Property owned by such Grantor may become affirmatively forfeited or abandoned, or of any adverse determination from a Governmental Authority regarding such Grantor’s ownership of, or the validity of, any Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(c)          Within thirty (30) calendar days (which time period may be extended by the Administrative Agent in its sole discretion by written notice to such Grantor) after the last day of the fiscal quarter, Grantors shall provide the Administrative Agent with a written supplement to Schedule 3.11 of this Agreement.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the security interest of the Secured Parties in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

(d)          Such Grantor will take all commercially reasonable and necessary steps as such Grantor shall reasonably deem necessary under the circumstances at such Grantor’s sole cost and expense, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, in each case, to (i) maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Intellectual Property owned by such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability and (ii) defend any challenge to the validity or enforceability thereof, including, without limitation, pursuant to a rejection by the United States Patent and Trademark Office, in any court action, or in any post grant proceeding such as a post grant review, inter partes review, or covered business method review.

(e)          In the event that any Intellectual Property owned by a Grantor is infringed, misappropriated or otherwise violated by a third party, the applicable Grantor shall (i) at such Grantor’s sole cost and expense, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify the Administrative Agent after such Grantor has brought an action against such third party in connection with such infringement, misappropriation or violation.

SECTION 4.10   Investment Property; Partnership/LLC Interests

(a)          Without the prior written consent of the Administrative Agent, no Grantor will (i) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Partnership/LLC Interests, except for those additional Investment Property or Partnership/LLC Interests that will be subject to the Security Interest granted herein in favor of the Secured Parties, or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Investment Property or Partnership/LLC Interests or Proceeds thereof.  The Grantors will defend the right, title and interest of the Administrative Agent in and to any Investment Property and Partnership/LLC Interests against the claims and demands of all Persons whomsoever.

(b)          If any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof.

SECTION 4.11   Equipment.  Except in the case of Asset Dispositions permitted under Section 9.5 of the Credit Agreement, such Grantor will maintain each item of Equipment (other than immaterial Equipment) in good working order and condition (reasonable wear and tear and obsolescence excepted).

SECTION 4.12   Vehicles.  Upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, all applications for certificates of title or ownership indicating the Administrative Agent’s first priority Lien on each Vehicle or other assets (subject to any Permitted Liens) covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Administrative Agent shall deem reasonably advisable to perfect its Liens on the Vehicles or assets subject to a certificate of title.

SECTION 4.13   Government Contracts.  Such Grantor shall promptly notify the Administrative Agent, in writing, if it enters into any contract with a Governmental Authority under which such Governmental Authority, as Account Debtor, owes a monetary obligation to any Grantor under any Account in an amount in excess of $250,000.

SECTION 4.14   Further Assurances.  Upon the request of the Administrative Agent and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) the assignment of any Material Contract, (b) with respect to Government Contracts, for governmental Account Debtors owing a monetary obligation to any Grantor under any Account in an amount in excess of $250,000, assignment agreements and notices of assignment, in form and substance satisfactory to the Administrative Agent, duly executed by any Grantors party to such Government Contract in compliance with the Assignment of Claims Act (or analogous state Applicable Law) and acknowledged in writing by the appropriate Governmental Authority, and (c) all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by Applicable Law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.

ARTICLE V
REMEDIAL PROVISIONS

SECTION 5.1    General Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent may disclaim all warranties in connection with any sale or other disposition of the Collateral, including, without limitation, all warranties of title, possession, quiet enjoyment and the like.  The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any other Secured Party, in each case against whom such claim is asserted.  If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

SECTION 5.2    Specific Remedies.

(a)          The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Accounts; provided that, the Administrative Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.

(b)         Upon the occurrence and during the continuance of an Event of Default:

(i)           the Administrative Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Administrative Agent, each Grantor shall notify (such notice to be in form and substance satisfactory to the Administrative Agent) its Account Debtors and parties to the Material Contracts subject to a Security Interest that such Accounts and the Material Contracts have been assigned to the Administrative Agent, for the benefit of the Secured Parties;

(ii)          upon the request of the Administrative Agent, each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Administrative Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Administrative Agent;

(iii)         whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), subject to the terms of any Permitted Liens, such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into a cash collateral account at the Administrative Agent (the “Collateral Account”) or in a Deposit Account (other than a Specified Deposit Account) at a Controlled Depositary, and until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account (other than a Specified Deposit Account) at a Controlled Depositary, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Administrative Agent and the other Secured Parties and as property of the Secured Parties, separate from the other funds of such Grantor, and the Administrative Agent shall have the right to transfer or direct the transfer of the balance of each Deposit Account (other than a Specified Deposit Account) to the Collateral Account.  All such Collateral and Proceeds of Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Collateral Account as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.4;

(iv)         the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property, or Partnership/LLC Interests or other Proceeds paid in respect of any Investment Property, or Partnership/LLC Interests, and any or all of any Investment Property, or Partnership/LLC Interests may, at the option of the Administrative Agent and the other Secured Parties, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property, or any such Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property, or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of such Investment Property, or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of such Investment Property, or Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing.  In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and Partnership/LLC Interests to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Investment Property, or Partnership/LLC Interests directly to the Administrative Agent; and

(v)          the Administrative Agent shall be entitled to (but shall not be required to):  (A) proceed to perform any and all obligations of the applicable Grantor under any Material Contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit Agreement, of the other Loan Documents or Applicable Law, and (C) sell, assign or otherwise transfer any Material Contract in accordance with the Credit Agreement, the other Loan Documents and Applicable Law, subject, however, to the prior approval of each other party to such Material Contract, to the extent required under the Material Contract.

(c) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(b), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and any Partnership/LLC Interests, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Partnership/LLC Interests.

SECTION 5.3    Registration Rights.

(a)          If, after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall reasonably determine that in order to exercise its right to sell any or all of the Collateral it is necessary or advisable to have such Collateral registered under the provisions of the Securities Act (any such Collateral, the “Restricted Securities Collateral”), the relevant Grantor will cause each applicable Issuer (and the officers and directors thereof) that is a Grantor or a Subsidiary of a Grantor to (i) execute and deliver all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Restricted Securities Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Restricted Securities Collateral, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto.  Each Grantor agrees to cause each applicable Issuer (and the officers and directors thereof) to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of the Securities Act.

(b)          Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Restricted Securities Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Restricted Securities Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)          Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Restricted Securities Collateral valid and binding and in compliance with any and all other Applicable Laws.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.3 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

SECTION 5.4    Application of Proceeds.  If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Secured Obligations (after deducting all reasonable and documented costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) in accordance with Section 10.4 of the Credit Agreement.  Only after (i) the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the payment in full of the Secured Obligations and the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

SECTION 5.5    Waiver, Deficiency.  Each Grantor hereby waives, to the extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

ARTICLE VI
THE ADMINISTRATIVE AGENT

SECTION 6.1    Appointment of Administrative Agent as Attorney-In-Fact.

(a)          Each Grantor hereby irrevocably constitutes and appoints each of the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives each of the Administrative Agent and any officer or agent thereof the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default:

(i)           in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral whenever payable;

(ii)          in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii)         pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)         execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)          (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) license or assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent was the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)          If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).

(c)          The expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans which are Revolving Credit Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)          Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a).  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

SECTION 6.2    Duty of Administrative Agent.  The sole duty of Administrative Agent with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  None of the Administrative Agent, any other Secured Party or any of their respective Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the interests of the Administrative Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party or any of their respective Related Parties to exercise any such powers.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and, notwithstanding anything in this Agreement to the contrary (but subject to Section 2.3), neither they nor any of their respective Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

SECTION 6.3    Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting from or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

ARTICLE VII
MISCELLANEOUS

SECTION 7.1    Notices.  All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 12.1 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address of the Borrower set forth in Section 12.1of the Credit Agreement.

SECTION 7.2    Amendments, Waivers and Consents.  None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 12.2 of the Credit Agreement.

SECTION 7.3    Expenses, Indemnification, Waiver of Consequential Damages, etc.

(a)          The Grantors, jointly and severally, shall pay all out-of-pocket expenses incurred by the Administrative Agent and each other Secured Party to the extent the Borrower would be required to do so pursuant to Section 12.3 of the Credit Agreement.

(b)          The Grantors, jointly and severally, shall pay and shall indemnify each Indemnitee (which for purposes of this Agreement shall include, without limitation, all Secured Parties) against Indemnified Taxes and Other Taxes to the extent the Borrower would be required to do so pursuant to Section 5.11 of the Credit Agreement.

(c)          The Grantors, jointly and severally, shall indemnify each Indemnitee to the extent the Borrower would be required to do so pursuant to Section 12.3 of the Credit Agreement.

(d)          Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by Applicable Law, each Grantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter-of-Credit or the use of the proceeds thereof.

(e)          No Indemnitee referred to in this Section 7.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement, or the other Loan Documents or the transactions contemplated hereby or thereby.

(f)           All amounts due under this Section 7.3 shall be payable promptly after demand therefor.

(g)          Each party’s obligations under this Section 7.3 shall survive the termination of the Loan Documents and payment of the obligations thereunder.

SECTION 7.4   Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Secured Party and each of its respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of such Grantor to the same extent a Lender could do so under Section 12.4 of the Credit Agreement.  The rights of each Secured Party and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or its respective Affiliates may have.

SECTION 7.5      Governing Law; Jurisdiction; Venue; Service of Process.

(a)          Governing Law.  This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)          Submission to Jurisdiction.  Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether relating to this Agreement or the transactions relating hereto in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(c)          Waiver of Venue.  Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1 of the Credit Agreement.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(e)          Appointment of the Borrower as Agent for the Grantors.  Each Grantor hereby irrevocably appoints and authorizes the Borrower to act as its agent for service of process and notices required to be delivered under this Agreement or under the other Loan Documents, it being understood and agreed that receipt by the Borrower of any summons, notice or other similar item shall be deemed effective receipt by each Grantor and its Subsidiaries.

SECTION 7.6   Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.6.

SECTION 7.7      Injunctive Relief.  Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties.  Therefore, each Grantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 7.8     No Waiver By Course of Conduct; Cumulative Remedies.  The enumeration of the rights and remedies of the Administrative Agent and the other Secured Parties set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent or any other Secured Party of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No delay or failure to take action on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Default or Event of Default.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion.  No course of dealing between any Grantor, the Administrative Agent or any Secured Party or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default.

SECTION 7.9      Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the other Lenders (except as otherwise provided by the Credit Agreement).

SECTION 7.10   Survival of Indemnities.  Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 7.3 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.

SECTION 7.11   Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.12   Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Agreement or any document or instrument delivered in connection herewith by facsimile or in electronic (i.e. “pdf” or “tif”) form shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

SECTION 7.13   Integration.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, written or oral, relating to the subject matter hereof.  In the event of any conflict between the provisions of this Agreement and those of the Credit Agreement, the provisions of the Credit Agreement shall control, and in the event of any conflict between the provisions of this Agreement and any other Security Documents, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the other Secured Parties in any other Loan Document shall not be deemed a conflict with this Agreement.

SECTION 7.14   Advice of Counsel; No Strict Construction.  Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 7.15   Acknowledgements.

(a)          Each Grantor hereby acknowledges that:

(i)           it has received a copy of the Credit Agreement and has reviewed and understands same;

(ii)          neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)         no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Grantors and the Secured Parties.

(b)          Each Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it.  Each Issuer agrees to provide such notices to the Administrative Agent as may be necessary to give full effect to the provisions of this Agreement.

SECTION 7.16   Releases.

(a)          Subject to Section 11.9 of the Credit Agreement, at such time as the Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) shall have been paid in full in cash and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.

(b)          Subject to Section 11.9 of the Credit Agreement, if any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Loan Documents, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral.  In the event that all the Equity Interests of any Grantor that is a Subsidiary of the Borrower shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder; provided that the Borrower shall have delivered to the Administrative Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and a description of the sale or other disposition in reasonable detail, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

SECTION 7.17   Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 8.14(a) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 7.18   All Powers Coupled With Interest.  All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any other Secured Party pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 7.19   Secured Parties.  Each Secured Party not a party to the Credit Agreement who obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates and Related Parties shall be entitled to all of the rights, benefits and immunities conferred under Article XI of the Credit Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

STAMPS.COM INC., a Delaware corporation, as Grantor

By:
Name:
Title:

AUCTANE, LLC, a Texas limited liability company, as Grantor and Issuer

By:
Name:
Title:

INTERAPPTIVE, INC., a Missouri corporation, as Grantor and Issuer

By:
Name:
Title:

PSI SYSTEMS, INC., a California corporation, as Grantor and Issuer

By:
Name:
Title:

Stamps.com Inc.
Collateral Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Stamps.com Inc.
Collateral Agreement
Signature Page

SCHEDULE 2.1
to
 Collateral Agreement

[Grantors to complete]

Closing Date Jointly Owned Intellectual Property

SCHEDULE 3.6
to
 Collateral Agreement

[Grantors to complete]

Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office and other Locations

SCHEDULE 3.9
to
 Collateral Agreement

Commercial Tort Claims

[Grantors to complete]

SCHEDULE 3.10
to
 Collateral Agreement

Deposit Accounts and Securities Accounts

[Grantors to complete]
Deposit Accounts:

Grantor	Financial Institution	Account Number	Address of Financial Institution	Account Purpose

Securities Accounts:

Grantor	Securities Intermediary	Account Number	Address of Securities Intermediary	Account Purpose

SCHEDULE 3.11
to
 Collateral Agreement

Intellectual Property

[Grantors to complete]

1.             The listing of Trademarks (as defined in the Collateral Agreement) should include: (a) the Trademark; (b) Registration Number or Serial Number; (c) the Owner; (d) the Filing Date; (e) the Registration Date (if applicable); (f) the Date Affidavit of Use and/or Renewal is Due; and (g) Whether the Affidavit of Use and/or Renewal has been filed.

2.             The listing of Trademark Licenses (as defined in the Collateral Agreement) should include: (a) Name and Address of Licensee/Licensor; (b) Date; (c) List of each Trademark Licensed/Assigned; and (d) Description of product to which license/assignment applies.

3.             The listing of Patents (as defined in the Collateral Agreement) should include: (a) Country; (b) Patent Number; (c) Issue Date; (d) Inventor(s); (e) Title of Invention; (f) Dates on which Maintenance Fees were paid; and (g) Identity of Party Paying Maintenance Fees.

4.             The listing of Patent (as defined in the Collateral Agreement) applications should include:  (a) Application Number; (b) Filing Date; (c) Inventors; and (d) Title of Invention.

5.             The listing of Patent Licenses (as defined in the Collateral Agreement) should include:  (a) Name and Address of Licensee/Licensor; (b) Date; (c) List of each Patent Licensed/Assigned; and (d) Description of product to which license/assignment applies

6.             The listing of Copyrights (as defined in the Collateral Agreement) should include: (a) Registration Number; (b) Registration Date; (c) Title as listed in Registration; (d) Publication Date; (e) Creation Date; (f) Author; and(g) Subject Matter Covered.

7.             The listing of Copyright Licenses (as defined in the Collateral Agreement) should include: (a) Name and Address of Licensee/Licensor; (b) Date; (c) Work Licensed or Assigned.

SCHEDULE 3.13
to
 Collateral Agreement

Investment Property and Partnership/LLC Interests

[Grantors to complete]

Certificated Securities:
[Grantor]:

Name of Issuer	Class and Series	Par Value	Certificate Number	Percentage of Ownership Interests of such Class and Series

Securities Accounts (including cash management accounts that are Investment Property) and Uncertificated Securities:
[Grantor]:

Financial Institution	Account Number	Address of Financial Institution	Account Purpose

Name of Issuer	Class and Series	Par Value	Percentage of Ownership Interests of such Class and Series

Partnership/LLC Interests:
[Grantor]:

Name of Issuer (including identification of type of entity)	Type of Ownership Interest	Certificate Number (if any)	Percentage of Ownership Interests of such Type

SCHEDULE 3.14
to
 Collateral Agreement

Instruments

[Grantors to complete]

SCHEDULE 3.15
to
 Collateral Agreement

Government Contracts

[Grantors to complete]